Exhibit 23.1
                                  ------------

                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
LaserSight Incorporated:

We consent to incorporation by reference in the registration statement (No 33-96390) on Form S-8, registration statement (No 33-52170) on Form S-8, registration statement (No 333-16817) on Form S-8, registration statement (No 333-16823) on Form S-8 and registration statement (No 333-2198) on Form S-3 of LaserSight Incorporated of our report dated February 21, 1997, with respect to the consolidated balance sheets of LaserSight Incorporated and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the 1996 annual report on Form 10-K of LaserSight Incorporated.




                                          /s/ KPMG Peat Marwick LLP


St. Louis, Missouri
March 25, 1997